Calculation of Filing Fee Tables

Form S-8

(Form Type)

Veritone, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value, to be issued pursuant to the Veritone, Inc. 2017 Stock Incentive Plan	457(c), 457(h)	750,000 shares	$13.74	$10,305,000	$92.70	$955.28
	Equity	Common Stock, $0.001 par value, to be issued pursuant to the Veritone, Inc. Employee Stock Purchase Plan	457(c), 457(h)	250,000	$11.68	$2,920,000	$92.70	$270.69
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$13,225,000		$1,225.97
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$1,225.97